UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2008

CAPITAL CITY ENERGY GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-140806	20-5131044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8351 North High Street ▪ Suite 101 Columbus, Ohio	43235
(Address of principal executive offices)	(Zip Code)

614-310-1614
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

CAPITAL CITY ENERGY GROUP, INC.

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

On June 25, 2008, Capital City Energy Group Inc. ("CETG" or the “Registrant”) dismissed its independent auditor, Moore and Associates, Certified Public Accountants ("Moore"). The decision to dismiss Moore as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on June 23, 2008.

The report of Moore on CETG’s consolidated financial statements for the year ended December 31, 2007 and first quarter ended March 31, 2008 review did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

During the year ended December 31, 2007, and through June 23, 2008, the Company has not had any disagreements with Moore on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moore, would have caused them to make reference thereto in their report on the Registrant’s consolidated financial statements for such year.

New independent registered public accounting firm

On June 25, 2008, CETG engaged GBH CPAs, PC (“GBH”) of Houston, Texas as the Registrant's independent accountants to report on the Registrant's consolidated balance sheet as of December 31, 2008, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. The decision to appoint GBH was approved by the Registrant's Board of Directors.

During the Registrant's two most recent fiscal years and any subsequent interim period prior to the engagement of GBH, neither the Registrant nor anyone on the Registrant's behalf consulted with GBH regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, or (ii) any matter that was either the subject of a "disagreement" or a "reportable event."

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 16.1   Letter from Moore and Associates to the Securities and Exchange Commission dated June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 30, 2008	Capital City Energy Group, Inc.

By: /s/Timothy W. Crawford
Timothy W. Crawford
Chief Executive Officer